UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-205271	47-2615102
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

687 N. Pastoria Avenue, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

Zev Ventures Incorporated
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2018, the Board of Directors (the "Board") Zev Ventures Incorporated, a Nevada corporation (the "Company"), unanimously approved a change in the name of the Company to Ondas Holdings Inc. (the "Name Change"). On the same day, the holders of a majority of the Company’s issued and outstanding stock entitled to vote also approved the Name Change by written consent.

On September 28, 2018, the Company filed an Issuer Notification Form with the Financial Industry Regulatory Authority, Inc. ("FINRA") requesting confirmation of the Name Change. On October 4, 2018, FINRA confirmed and announced the Company's Name Change.

The Company's new name and new trading symbol of “ONDS” took effect at the opening of business on October 5, 2018. The new CUSIP number is 68236H 105.

The Name Change does not affect the rights of the Company’s security holders. The Company’s securities will continue to be quoted on the OTCPink of the OTC Markets under the symbol “ONDS”. Following the Name Change, stock certificates reflecting the former name of the Company will continue to be valid and need not be exchanged in connection with the Name Change.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Company filed with the Nevada Secretary of State on September 28, 2018 and included as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2018.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2018	ONDAS HOLDINGS INC.

	By:	/s/ Eric Brock
Eric Brock
Chief Executive Officer